EXHIBIT 99.2

Memorandum of Understanding

Binding Letter of Intent

This Binding Letter of Intent ("LOI") is effective as of the date first signed below and is made by and between:

•	Tanke Incorporated, a Nevada corporation ("TANKE") with headquarter in the US and operations worldwide; and

•	E-Waste Systems Inc, a Nevada corporation whose principal place of business is located at 101 First St #493, Los Altos, California, 94022, United States of America (EWSI).

•	EWSI and TANKE are herein a (‘Party’) and jointly (the ‘Parties’)

Introduction

•
EWSI, through its subsidiaries, licensees and affiliates, offers customized end-to-end branded (eWaste™) solutions including recycling plant engineering and related technologies (ePlant1000™ and others), carbon credit analysis and trading (eWasteCC™), IT Asset Recovery Services, E-Waste Management Services, and Electronics Reverse Logistics Services (collectively the ‘Services’).

•	TANKE is a diversified holding company with the mission to develop, manage and finance emerging companies in high growth industries..

•
EWSI and TANKE have a long standing relationship with TANKE investment into EWSI and TANKE being the Master License holder of EWSI.  In addition, TANKE has developed revenues for EWSI under the EWSI Master License in excess of its original commitment of $5,000,000.

•	The Parties wish to undertake further business commitments outlined in this LOI.

IT IS HEREBY AGREED as follows:

1.	Purpose

The Parties agree to enter into this LOI in order to do the following:

a.	This LOI is of binding nature on the Parties.

b.	EWSI wishes to provide further services to a growing number of clients and TANKE has clients, companies and relationships that wish to have EWSI services.

c.	TANKE is to secure for EWSI a minimum commitment of revenues for EWSI for EWSI to provide to certain companies clients of TANKE.

2.	Contribution of Parties

a.	TANKE will commit, contribute and provide the following:

i.	A total minimum revenue and order to EWSI in the form of a revenue commitment of $30 million (“Revenue Commitment”) to be delivered to EWSI within a 365 days from the signing of LOI.

ii.
iii.	Bonafide contracts, supporting documentation and revenues for the Revenue Commitment.
iv.	TANKE at its sole choice will provide the Revenue Commitment based on one or more clients or companies it contracts for Revenue Commitment.
v.
TANKE at is sole discretion can select, cancel, modify or transfer the Revenue Commitment clients or companies by giving EWSI 30 days written notice. TANKE will solely be gauged in it ssuccefull performance by the amount of revenues EWSI receives from bonafide Revenue Commitments.

vi.	TANKE will take full responsibility at its own cost to source, develop, negotiate, close and secure the Revenue Commitment.
vii.
TANKE, with the support of EWSI, will make, establish and maintain contact with any government, regulatory bodies or other commercial organizations which may be necessary to make the Revenue Commitment successful.

viii.	Provide suitable premises as might be necessary for the promotion and development leading to securing Revenue Commitment.
ix.	Provide overall Project management responsibilities for the completion of Revenue Commitment to be delivered to EWSI.
x.	Manage all communications with parties needed to be engaged with the Revenue Commitment.
xi.	TANKE will provide complete audit ready financials of Revenue Commitments to EWSI to the satisfaction of EWSI.
xii.
TANKE at its own discretion can increase the Revenue Commitment under the same terms and condition in this LOI during the next 24 months from the signing of the MOU under the same conditions of this LOI by giving simple written notice to EWSI.

b.	EWSI will contribute and provide the following for the LOI:

i.	Support all necessary agreed services for Revenue Commitment to be successfully executed in accordance to each and every client within the Revenue Commitment.
ii.	Deliver satisfactory services in fulfillment of the contracts to parties within the Revenue Commitment brought to by TANKE.
iii.	Provide full payment under Revenue Commitments.
iv.	The terms of payments are as follows:
i.	Retainer deposit of $100,000 upon signing of LOI.
ii.	10% of the Revenue Commitment (“Rev Fee”)
iii.
If the Revenue Commitment is delivered to EWSI and such delivered Revenue Commitment is more than 80% of the Revenue Commitment, EWSI will pay a bonus of 2% of the Revenue Commitment as incentive to TANKE (“Incentive Bonus”).

iv.	½ of the Rev Fee upon receiving a formal purchase order from TANKE of at least the amount of the Revenue Commitment (“Purchase Order”).
v.	¼ of the Rev Fee upon 30 days after Purchase Order is received.
vi.	¼ of the Rev Fee 60 days after Purchase Order is received.
v.
Payment of the Rev Fee and Incentive Bonus can be in cash or equity.  If payment is in equity, it shall be in the form of Convertible Preferred stock convertible to common stock of EWSI.  The conversion price will be equal 75% of the value of the moving average of the last 10 days Bid prices of EWSI common stock on the day of the signing of the LOI.

vi.
If payment by equity, and to the extend allowed by the SEC, it is the responsibility of EWSI to provide common stock in the form of unrestricted shares and to provide the legal opinion for such equity.

c.	EWSI and TANKE will:

i.	Be individually responsible for their own costs,
ii.
Agree to abide by the highest legal and ethical standards associated with the end of life recycling industry, with specific reference to the principles established by the European Union’s Waste Electrical and Electronic Equipment Directives, and

iii.	Agree to develop the parameters of the Revenue Commitment with a zero landfill objective.

3.	Intellectual Property

All work or materials developed or provided by either Party shall be owned exclusively by that Party and shall not be represented in any form as belonging to anyone other than the originating Party. Such work or materials shall include, but are not limited to, branding and intellectual property, operational data, notes, plans, customer lists, documentation, specifications, designs, files, engineering technology, software (in source and object code form), and any proprietary solutions.

4.	No Agency

The Parties agree that this LOI does not create any formal or informal agency, ownership or similar  permanent relationship other than as described in this LOI, and neither Party shall have any right or authority to bind the other Party in any manner including, without limitation, any legal or financial obligation.

5.	No Warranty

The Parties shall use reasonable efforts to ensure the suitability of all proposed solutions and plans but neither Party shall be providing any warranty or guarantees of such nor of any planning parameters, volume estimates or parameters necessary to estimate the likely outcomes of the Project.  Only such warranties as are contained in a definitive agreement shall have any binding effect.

6.	Legal Effect

Upon signing, this LOI is binding upon the Parties, however each Party agrees that it will not make any frivolous claim for damages or seek any other legal or equitable remedy against or from the other Party or against the other Party's affiliates arising from or in connection with this LOI other than by a serious breach of this LOI.

7.	Confidentiality

This LOI and all information disclosed by one Party to the other in connection with the proposed collaboration shall be deemed Confidential Information and treated accordingly by the Parties.  The Parties hereby affirm the separate Non-Disclosure Agreement signed between them.

8.	Term and Termination

This LOI is effective from the date first signed below and shall continue in force until terminated by either Party giving the other Party at least 90 business days prior written notice. If the Parties subsequently execute a letter of intent to execute the Project, and/or a definitive agreement, any such agreements will supersede this LOI as of its/their effective date.

9.	Exclusivity and Non-Circumvention

The rights and relationships arising under this LOI are exclusive to the Parties until Termination or until such time as the Parties may execute definitive agreements which may require extended exclusivity. Until the later of the Termination Date or the execution of any definitive agreement neither Party shall engage others to perform services the same as or similar to those contemplated by the Parties under this LOI, and shall not do or take any action which directly or indirectly circumvents the other Party in execution of the Project which is contemplated by this Agreement.

10.	Public Company Obligations & Public Announcements

The Parties understand that EWSI is a publicly traded company under the jurisdiction of the United States Securities and Exchange Commission (the ‘SEC’) and that in the opinion of EWSI’s counsel any agreements between the Parties may be subject to requirements for filing with the SEC, in which case EWSI shall promptly do so and shall so notify TANKE with a copy of any such filing.  Any other public statements, such as press releases, will specifically require joint approval by the Parties in advance of any release.

In addition, TANKE specifically agrees that it shall not execute any trading of EWSI’s common stock in any manner that would be in contravention of any trading laws of the SEC, or in violation of EWSI’s Insider Trading Policy or Code of Business Conduct and Ethics Policies, both of which are posted on EWSI’s website.

11.	Governing Law

This LOI shall be construed and controlled by the Laws of the State of Nevada, USA, and the Parties further consent to jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

TANKE Incorporated	E-Waste Systems, Inc.

/s/ Xiaoying Zhang	/s/ N. Martin Nielson
Signature	Signature

Xiaoying Zhang	N. Martin Nielson
Name	Name

Chief Executive Officer	Chief Executive Officer
Title	Title

November 26, 2013	February 6, 2014
Effective Date	Effective Date